Exhibit 10.27

METHODE ELECTRONICS, INC.

2020 LONG-TERM PERFORMANCE-BASED AWARD AGREEMENT

This Long-Term Performance-Based Award Agreement (the “Award Agreement”), effective as of September 29, 2020 (the “Award Date”), is entered into by and between Methode Electronics, Inc., a Delaware corporation (the “Company”) and Kevin Martin (the “Grantee”).

WHEREAS, the Company desires to reward Grantee for services to the Company and to encourage Grantee to continue to work for the benefit of the Company in a manner that will benefit all Company stockholders.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the Company agrees to award to Grantee (i) shares of Restricted Stock of the Company (the “Restricted Stock”), and (ii) Performance Units (the “Performance Units”) under the Methode Electronics, Inc. 2014 Omnibus Incentive Plan (the “Plan”) on the terms and conditions set forth herein and in the Plan (collectively, the “Awards”).

1.
General. This Award Agreement and the Restricted Stock and Performance Units awarded herein are subject to all of the provisions of the Plan applicable to such Awards. Unless the context otherwise requires, capitalized terms used herein shall have the same meanings as in the Plan. Grantee hereby acknowledges receipt of a copy of the Plan and that Grantee has read the Plan and fully understands its content. In the event of any conflict between the terms of this Award Agreement and the terms of the Plan, the terms of the Plan shall control.
2.
Awards. The Company hereby grants to Grantee (i) a total of 50,500 shares of Restricted Stock and (ii) a total of 25,250 Performance Units payable in cash.
3.
Vesting. Subject to the terms of this Award Agreement, the Restricted Stock shall vest and the Performance Units shall be earned on the date (the “Vesting Date”) that the Committee certifies performance under this Award Agreement, subject to the Grantee’s continued employment by the Company or a Subsidiary or Affiliate through the end of the Performance Period. Any Restricted Stock that does not vest and any Performance Units that are not earned pursuant to this Section 3 shall be immediately cancelled and forfeited to the Company as of the Vesting Date. Except as provided in Section 3(d) or 3(e) below, all Restricted Stock and Performance Units shall be immediately cancelled and forfeited to the Company in the event Grantee ceases to be employed by the Company or a Subsidiary or Affiliate at any time prior the end of the Performance Period. To the extent Restricted Stock vests pursuant to Section 3(e) below or the Restricted Stock or Performance Units are forfeited pursuant to Section 6 below, such Restricted Stock shall not be eligible for vesting pursuant to Section 3(b) or Section 3(d) and such Performance Units may not be earned pursuant to Section 3(c) or Section 3(d). Any fractional shares created by the vesting calculations described below will be rounded down to a whole share number; no fractional shares will vest pursuant to this Award Agreement.
(a)
Performance Period and Fiscal 2025 EBITDA. The “Performance Period” is the fiscal year

83619190

of the Company ending on or about May 3, 2025 (“Fiscal 2025”). Except to the extent provided in Section 3(d) or 3(e), the number of shares of Restricted Stock that shall vest and the number of Performance Units that shall be earned will be based on the Company’s EBITDA for the Performance Period (“Fiscal 2025 EBITDA”), subject to the Grantee’s continued employment with the Company or a Subsidiary or Affiliate through the end of such Performance Period, and provided that a Change of Control has not occurred before the end of the Performance Period.

For this purpose and subject to Section 4 below, Fiscal 2025 EBITDA shall equal the Company’s earnings before net interest, taxes, fixed asset depreciation and intangible asset amortization (“EBITDA”) in Fiscal 2025 adjusted as follows: (A) all positive EBITDA from acquisitions that close during the period from the Award Date to the end of the Performance Period and that are not accretive (as defined below) in Fiscal 2025 shall be excluded; and (B) to the extent not otherwise included in 2025 EBITDA, all EBITDA from business unit divestitures or spinoffs that were approved by the Company’s Board of Directors and close during the period from the Award Date to the end of the Performance Period shall be included. The amount of EBITDA to be included for a business unit divestiture or spinoff shall be the actual EBITDA of the business unit for the four full quarters immediately preceding the divestiture or spinoff, or if greater, the amount of EBITDA that the Committee reasonably determines more appropriately reflects the amount of EBITDA the business unit would have contributed to Fiscal 2025 EBITDA. In order for an acquisition to qualify as accretive, (Y) the EBITDA in Fiscal 2025 from the acquisition must exceed Fiscal 2025 interest expense related to any debt assumed or issued in connection with the acquisition, and (Z) the net impact of the acquisition on Fiscal 2025 earnings per share (“EPS”) must be positive (i.e., Fiscal 2025 EPS with the acquisition is greater than Fiscal 2025 EPS without the acquisition). Exhibit D hereto includes an illustrative calculation of the net impact on EPS.

The Threshold, Target and Maximum levels of Fiscal 2025 EBITDA are set forth on Exhibit A attached hereto.

(b)
Number of Shares of Restricted Stock that Vest. Exhibit B attached hereto sets forth the formula for calculating the vesting percentage applicable to the Restricted Stock based on the Fiscal 2025 EBITDA achieved. Pursuant to Exhibit B, if the level of performance achieved is greater than or equal to Threshold Fiscal 2025 EBITDA, then the number of shares of Restricted Stock that will vest under this Award Agreement shall be determined by multiplying the number of shares of Restricted Stock by a percentage (subject to a maximum of one hundred percent (100%)), equal to (i) fifty percent (50%) plus (ii) fifty percent (50%) multiplied by a fraction, the numerator of which shall equal (x) Fiscal 2025 EBITDA achieved minus Threshold Fiscal 2025 EBITDA, and the denominator of which shall equal (y) Target Fiscal 2025 EBITDA minus Threshold Fiscal 2025 EBITDA. If the level of performance achieved is less than Threshold Fiscal 2025 EBITDA, then no Restricted Stock shall vest pursuant to this Section 3.3(b). For the avoidance of doubt, if the Grantee experiences a termination of employment or a Change of Control occurs, in either case, prior to the end of the Performance Period, no vesting shall occur under this Section 3(b).

(c)
Number of Performance Units Earned. Exhibit C attached hereto sets forth the formula for calculating the number of Performance Units earned based on the Fiscal 2025 EBITDA achieved. Pursuant to Exhibit C, the number of Performance Units earned shall be determined by multiplying the number of Performance Units by a fraction (subject to a maximum of one (1)), the numerator of which shall equal (i) Fiscal 2025 EBITDA achieved minus (ii) Target Fiscal 2025 EBITDA, and the denominator of which shall equal (a) Maximum Fiscal 2025 EBITDA minus (b) Target Fiscal 2025 EBITDA. If the level of performance achieved is less than or equal to the Target Fiscal 2025 EBITDA, then no Performance Units shall be earned pursuant to this Section 3.3(c). For the avoidance of doubt, if the Grantee experiences a termination of employment or a Change of Control occurs, in either case, prior to the end of the Performance Period, no Performance Units shall be earned under this Section 3(c).
(d)
Effect of Termination of Employment in Connection with Death, Disability or Retirement. Notwithstanding Sections (b) and (c) above, the following provisions shall apply to the Awards in the event of Grantee’s termination of employment in connection with death, disability or retirement prior to the end of the Performance Period:

(i) if Grantee’s employment with the Company and its Subsidiaries and Affiliates is terminated due to total and permanent disability as determined by the Company or death, then all of the Restricted Stock will become immediately vested and no Performance Units shall be earned and payable; and

(ii) if Grantee’s employment with the Company and its Subsidiaries and Affiliates is terminated due to retirement on or after Grantee’s sixty-fifth birthday or retirement on or after Grantee’s fifty-fifth birthday with consent of the Committee then, the shares of Restricted Stock and the Performance Units shall, as of the Vesting Date, vest and be earned based on actual performance on a pro rata basis based on the date of termination. The fraction to be used to determine the number of shares of Restricted Stock to vest and the number of Performance Units to be earned hereunder shall have a numerator equal to the number of fiscal months elapsed between May 2, 2020 and the date of termination (rounded up to the nearest whole month), and the denominator of which shall be sixty (60).

(e)
Change of Control. Notwithstanding (b) and (c) above, the following provisions shall apply to the Awards in the event of a Change of Control prior to the end of the Performance Period:

(i) in the event of a Change of Control, the surviving or successor entity (or its parent corporation) may continue, assume or replace the Awards on substantially the same terms and conditions (with such adjustments as may be required or permitted by Section 15 of the Plan), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to (iii) and (iv) below;

(ii) if and to the extent that the Awards are not continued, assumed or replaced in connection with a Change of Control, then a pro rata portion of the shares of Restricted Stock will become immediately vested based on the date of the Change of Control and no

Performance Units shall be earned and payable. The fraction to be used to determine the number of shares of Restricted Stock to vest hereunder shall have a numerator equal to the number of fiscal months elapsed between May 2, 2020 and the date of the Change of Control (rounded up to the nearest whole month) and the denominator of which shall be sixty (60);

(iii) if and to the extent that the Awards are continued, assumed or replaced under the circumstances described in Section 3(e)(i), and if within two years after the Change of Control, Grantee experiences an involuntary termination of employment or other service for reasons other than Cause or Grantee shall terminate employment with Good Reason, then a pro rata portion of the shares of Restricted Stock will become immediately vested based on the date of termination and no Performance Units shall be earned and payable. The fraction (subject to a maximum of one (1)) to be used to determine the number of shares of Restricted Stock to vest hereunder shall have a numerator equal to the number of fiscal months elapsed between May 2, 2020 and the date of the termination (rounded up to the nearest whole month), and the denominator of which shall be sixty (60); and

(iv) Notwithstanding whether the Awards are continued, assumed or replaced in connection with a Change of Control, if Grantee experiences an involuntary termination of employment or other service for reasons other than Cause or Grantee shall terminate employment with Good Reason during the period beginning on the date an agreement is entered into by the Company with respect to a merger, consolidation or similar transaction of the Company, which would constitute a Change of Control, and the effective time of such merger, consolidation or similar transaction of the Company, then a pro rata portion of the shares of Restricted Stock will become immediately vested based on the date of the Change of Control and no Performance Units shall be earned and payable. The fraction (subject to a maximum of one (1)) to be used to determine the number of shares of Restricted Stock to vest hereunder shall have a numerator equal to the number of fiscal months elapsed between May 2, 2020 and the date of the Change of Control (rounded up to the nearest whole month), and the denominator of which shall be sixty (60).

“Good Reason” shall exist under (iii) or (iv) above if, without Grantee’s express written consent any of the following events or actions occurs, provided that no finding of Good Reason shall be effective unless and until the Grantee has provided the Company, within sixty (60) calendar days of becoming aware of the facts and circumstances underlying the finding of Good Reason, with written notice thereof stating with specificity the facts and circumstances underlying the finding of Good Reason and, if the basis for such finding of Good Reason is capable of being cured by the Company, providing the Company with an opportunity to cure the same within thirty (30) calendar days after receipt of such notice: (A) the Company shall materially reduce the nature, scope or level of Grantee’s responsibilities from the nature, scope or level of such responsibilities prior to the Change of Control, or shall fail to provide Grantee with adequate office facilities and support services to perform such responsibilities; (B) the Company shall require Grantee to move Grantee’s principal business office more than 25 miles from Grantee’s principal business office at the time of this Award Agreement, or assign to Grantee duties that would reasonably require such move; provided, however, that if Grantee’s principal business office is not located at the Company’s then current corporate headquarters, and the Company requires Grantee to move Grantee’s principal business office to such corporate headquarters, or assigns to Grantee duties that would reasonably require such move, such actions shall not constitute “Good Reason” under this subsection; (C) the Company shall require Grantee, or assign duties to Grantee which would reasonably require Grantee, to increase, by more than twenty-four, the number of normal working days (determined at the time of this Award Agreement) that Grantee spends away from Grantee’s principal business office during any consecutive twelve-month period; (D) the Company shall reduce Grantee’s annual salary below that in effect as of the date of this Award Agreement (or as of the Change of Control, if greater); (E) the Company shall materially reduce or fail to continue in effect any cash or stock-based incentive or bonus plan, retirement plan, welfare benefit plan, or other benefit plan, program or arrangement, unless the aggregate value (as computed by an independent employee benefits consultant selected by the Company) of all such incentive, bonus, retirement and benefit plans, programs and arrangements provided to Grantee is not materially less than their aggregate value as of the date of this Award Agreement (or as of the Change of Control, if greater); or (F) if the Board of Directors fails to act in good faith with respect to the Company’s obligations hereunder, or the Company breaches its obligations hereunder.

Grantee agrees, as a condition of this Award, to make acceptable arrangements to pay any withholding or other taxes or deductions that may be due or may arise as a result of the vesting of the Restricted Stock, the settlement of the Performance Units, or any other payment or issuance of shares of Common Stock under this Award Agreement. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment or other deduction is required relating to the vesting or issuance of shares or the payment of cash under this Award Agreement, the Company shall have the right to require such amounts or deductions from Grantee, or withhold such amounts or deductions from other payments due Grantee from the Company or any Subsidiary or Affiliate.

4.
Discretion to Adjust and Modify the Fiscal 2025 EBITDA Performance Levels. The Committee shall have the authority to specify adjustments or modifications to be made to the Threshold, Target and Maximum levels of Fiscal 2025 EBITDA based on and in order to appropriately reflect the effect of the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) any change in the Company’s fiscal year; (vi) circumstances that impact the Company’s financial performance that are outside of the control of the Company, such as acts of God; earthquakes; fires; floods; severe weather events; natural or manmade disasters; wars; civil or military disturbances; acts of terrorism; sabotage; embargoes; martial law; acts of civil or military authorities; political unrest; riots; global economic events; strikes; labor disputes; lockouts; epidemics; or pandemics; or (vii) unforeseen impacts related to mergers, acquisitions and divestitures.
5.
Settlement of Performance Units. Except as otherwise provided herein, the Performance Units shall be settled and paid in cash in an amount equal to the number of earned Performance Units multiplied by the Fair Market Value of the Company’s Common Stock as of the Vesting Date. The payment will be made within 2½ months after the end of the Performance Period (or earlier as provided in the Plan). At any time prior to the end of the Performance Period, the Committee shall have the authority to provide that the Performance Units will be settled in shares of the Company’s Common Stock instead of cash (the date of such Committee action referred to herein as the “Conversion Date”). In such event, if requested by the Committee, Grantee and the Company shall enter into an appropriate amendment to this Award Agreement to document such change. Notwithstanding the foregoing, in the event that the Grantee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code and the Award is considered to be Nonqualified Deferred Compensation upon the Grantee’s “Separation from Service” as defined below, any payment under this Award Agreement which results from a Separation from Service shall be delayed until the earlier of (i) first day of the seventh (7th) month beginning after the Grantee’s Separation from Service, or (ii) the Grantee’s death, if such a delay is necessary to avoid the imposition of additional tax and interest on the Grantee under Section 409A(a)(1)(B) of the Code.
6.
Forfeiture. If at any time any of the following events occur: (i) Grantee’s conviction of a felony other than a traffic violation; (ii) Grantee’s commission of any act or acts of personal dishonesty intended to result in personal enrichment to Grantee to the material detriment of the Company; (iii) a failure to perform assigned duties, provided that such failure has continued for more than ten (10) days after the Board of Directors or the Chief Executive Officer of the Company has given written notice of such failure; (iv) any willful misconduct by the Grantee which materially affects the business reputation of the Company; (v) breach in any material respect by the Grantee of any provision of any employment, consulting, advisory, nondisclosure, non-competition, proprietary information, or other similar agreement between the Grantee and the Company; or (vi) Grantee’s material violation of the Company’s code of conduct, then the unvested Restricted Stock and unearned Performance Units shall be forfeited to the Company effective as of the date on which the Grantee entered into such activity, unless terminated sooner by operation of another term or condition of this Award Agreement or the Plan.
7.
Additional Delivery. Within 2½ months of the date Restricted Stock vests under Section 3, the Company shall pay to the Grantee an amount equal to the aggregate per share cash dividends with respect to all cash dividend record dates that fall between the Award Date and the date the unrestricted shares are registered with the Company’s transfer agent in the name of the Grantee, multiplied by the number of shares of Restricted Stock that vest pursuant to this Award Agreement (without interest). In addition, if the Committee provides that the Performance Units will be settled in shares of the Company’s Common Stock instead of cash, then within 2½ months of the date the Performance Units vest under Section 3, the Company shall pay to the Grantee an amount equal to the aggregate per share cash dividends with respect to all cash dividend record dates that fall between the Conversion Date and the date the unrestricted shares are registered with the Company’s transfer agent in the name of the Grantee, multiplied by the number of Performance Units that vest pursuant to this Award Agreement (without interest). The Company may withhold from any payment that it is required to make under this Award Agreement amounts sufficient to satisfy applicable withholding requirements under any foreign, federal, state or local law due in connection with this Award or the payment described in this Section 7. No dividends shall be paid to the Grantee with respect to the Performance Units or Restricted Stock that does not vest and is forfeited by the Grantee.
8.
Restrictions. None of the Restricted Stock or Performance Units may be sold, transferred, pledged, hypothecated or otherwise encumbered or disposed of until it has vested in accordance with the terms of this Award Agreement. Any Restricted Stock that is not vested and any Performance Units that are not earned shall be forfeited to the Company immediately upon termination of the Grantee’s employment with the Company and all of its Subsidiaries and Affiliates or upon the expiration of this Award Agreement.
9.
Stock Delivery. Within ten (10) days of the date of this Award Agreement, the Company will cause the Restricted Stock to be issued in the Grantee’s name either by book-entry registration or issuance of a stock certificate. While the Restricted Stock remains forfeitable, the Company will cause an appropriate stop-transfer order to be issued and to remain in effect with respect to the Restricted Stock. Any stock certificate evidencing any Restricted Stock shall contain such legends and stock transfer instructions or limitations as may be determined or authorized by the Committee in its sole discretion; and the Company may, in its sole discretion, retain custody of any such certificate throughout the period during which any restrictions are in effect and require that the Grantee tender to the Company a stock power duly executed in blank relating thereto as a condition to issuing any such certificate.
10.
Rights as Stockholder. The Grantee shall have no rights as a stockholder with respect to any Restricted Stock until the Restricted Stock is issued in Grantee’s name either by book-entry registration or issuance of a stock certificate. Once the Restricted Stock is issued in Grantee’s name, the Grantee shall be entitled to all rights associated with ownership of the Restricted Stock, except that the Grantee shall not be entitled to receive any dividends (cash or stock) with respect to the Restricted Stock until such time as the restrictions lapse in accordance with the terms of this Award Agreement. The Grantee shall have no rights as a stockholder with respect to the Performance Units.
11.
Construction. This Award Agreement is subject to the terms of the Plan and shall be construed in accordance therewith. All capitalized and undefined terms herein are subject to the definitions contained in the Plan. The construction and operation of this Award Agreement are governed by the laws of the State of Illinois without regard to any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Award Agreement to the substantive law of another jurisdiction, and any litigation arising out of this Award Agreement shall be brought in the Circuit Court of the State of Illinois or the United States District Court for the Eastern Division of the Northern District of Illinois and the Grantee consents to the jurisdiction and venue of those courts.
12.
Severability. In the event that any provision or portion of this Award Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Award Agreement shall be unaffected thereby and shall remain in full force and effect.
13.
Dispute Resolution. The parties initially shall attempt to resolve by direct negotiation any dispute, controversy or claim arising out of or relating to this Award Agreement or its breach or interpretation (each, a “Dispute”). For purposes of this negotiation, the Company shall be represented by one or more of its independent directors appointed by the Board of Directors. If the parties are unable to resolve the Dispute by direct negotiation within 30 days after written notice by one party to the other of the Dispute, the Dispute shall be settled by submission by either party of the Dispute to binding arbitration in Chicago, Illinois (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the American Arbitration Association's National Rules for the Resolution of Employment Disputes then in effect. The arbitrator will be an attorney licensed to practice law in the State of Illinois. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof. Except as set forth below, each party shall pay: the fees of their or its attorneys; the expenses of their or its witnesses; and all other expenses connected with presenting their or its case. Except as set forth below, the costs of the arbitration, including the cost of any record or transcripts of the arbitration hearing, administrative fees, the fees of the arbitrator, and all other fees and costs shall be borne equally by the parties. In the event of a Dispute following or in connection with a Change of Control, the Company shall pay the fees of the arbitrator as well as the cost of any record or transcripts of the arbitration hearing and other administrative fees and costs. In all Disputes, the arbitrator will have discretion to make an award of fees, costs and expenses to the prevailing party.

14.
Section 409A Compliance. It is the intention of the Company and the Grantee that the Restricted Stock and related benefits awarded under this Award Agreement shall be exempt from the requirements of Section 409A of the Code and its implementing regulations (“Section 409A”) and shall be interpreted in a manner consistent with this intention. In the event that the Company or the Grantee reasonably determines that the Restricted Stock and/or any related benefits under this Award Agreement may be subject to Section 409A, the Company and Grantee shall work together to adopt such amendments to this Award Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effective to the extent allowed under applicable laws), or take any other commercially reasonable actions necessary or appropriate to cause the Restricted Stock and related benefits awarded under this Award Agreement to (i) be exempt from Section 409A, or (ii) otherwise comply with the requirements of Section 409A.

It is the intention of the Company and the Grantee that the Performance Units and related benefits awarded under this Award Agreement shall comply with Section 409A and shall be interpreted in a manner consistent with this intent. Notwithstanding anything to the contrary contained herein, a termination of Grantee’s employment shall not be deemed to have occurred for purposes of making any payments under this Award Agreement related to the Performance Units unless such termination gives rise to a “Separation from Service” (within the meaning of Section 409A, a “Separation from Service”) and references to “termination of employment” shall mean Separation from Service. In the event that the Company or the Grantee reasonably determines that the Performance Units and/or any related benefits under this Award Agreement fails to comply with Section 409A, the Company and Grantee shall work together to adopt such amendments to this Award Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effective to the extent allowable by applicable laws), or take any other commercially reasonable actions necessary or appropriate to comply with the requirements of Section 409A. Nothing in this Agreement shall be construed as a guarantee of any particular tax treatment to Grantee. Grantee shall be solely responsible for the tax consequences with respect to all amounts payable under this Award Agreement, and in no event shall the Company have any responsibility or liability if this Award Agreement does not meet any applicable requirements of Section 409A.

15.
No Retention Rights. Nothing herein contained shall confer on the Grantee any right with respect to continuation of employment or services by the Company or its Subsidiaries or Affiliates, or interfere with the right of the Company or its Subsidiaries or Affiliates to terminate at any time the employment or service of the Grantee.
16.
No Guarantee of Future Awards. The grant of Awards is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants, even if Awards have previously been granted.
17.
Counterparts. This Award Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
18.
Entire Agreement; Clawback Policy. This Award Agreement supersedes and cancels all prior written or oral agreements and understandings relating to the terms of this Award Agreement. This Award Agreement and the Awards granted hereunder are subject to any Company Clawback Policy in effect as of the date of this Award Agreement or as subsequently amended, modified or replaced, and the terms of the Change in Control Agreement between the Grantee and the Company, as the same may be amended from time to time, if any.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company by one of its duly authorized representatives has executed this Award Agreement as of the day and year first above written.

METHODE ELECTRONICS, INC.

By: /s/ Darren M. Dawson
Darren M. Dawson

Its: Chair, Compensation Committee

Please indicate your acceptance of the terms and conditions of this Award Agreement by signing in the space provided below and returning a signed copy of this Award Agreement to the Company. IF A FULLY EXECUTED COPY OF THIS AWARD AGREEMENT HAS NOT BEEN RECEIVED BY THE COMPANY BY OCTOBER 23, 2020, THE AWARD UNDER THIS AWARD AGREEMENT SHALL BE CANCELLED.

BY SIGNING BELOW, YOU ACKNOWLEDGE AND AGREE THAT YOU HAVE RECEIVED A COPY OF THE PLAN AND ARE FAMILIAR WITH THE TERMS AND PROVISIONS THEREOF, INCLUDING THE TERMS AND PROVISIONS OF THIS AWARD AGREEMENT. YOU HAVE REVIEWED THE PLAN AND THIS AWARD AGREEMENT IN THEIR ENTIRETY, HAVE HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS AWARD AGREEMENT AND FULLY UNDERSTAND ALL PROVISIONS OF THIS AWARD AGREEMENT. FINALLY, YOU HEREBY AGREE TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE ADMINISTRATOR UPON ANY QUESTIONS ARISING UNDER THE PLAN OR THIS AWARD AGREEMENT.

The undersigned hereby accepts, and agrees to, all terms and provisions of this Award Agreement and the Plan as they pertain hereto.

GRANTEE

/s/ Kevin Martin

Kevin Martin

Exhibit A

Threshold Fiscal 2025 EBITDA $270 million

Target Fiscal 2025 EBITDA $300 million

Maximum Fiscal 2025 EBITDA $330 million

Exhibit B

If Fiscal 2025 EBITDA achieved is less than Threshold Fiscal 2025 EBITDA, then no Restricted Stock will vest. If Fiscal 2025 EBITDA achieved equals or exceeds Threshold Fiscal 2025 EBITDA, then the following formula will be used to calculate the percentage of Restricted Stock that will vest (subject to a maximum of 100%):

(i) 50%, plus (ii) 50% multiplied by a fraction equal to (Fiscal 2025 EBITDA achieved less Threshold Fiscal 2025 EBITDA) divided by (Target Fiscal 2025 EBITDA less Threshold Fiscal 2025 EBITDA)

Exhibit C

If Fiscal 2025 EBITDA achieved is less than Target Fiscal 2025 EBITDA, then no Performance Units shall be earned. If Fiscal 2025 EBITDA achieved equals or exceeds Target Fiscal 2025 EBITDA, then the following formula will be used to calculate the number of Performance Units earned:

The number of Performance Units multiplied by a fraction (subject to a maximum of one (1)), the numerator of which shall equal (i) Fiscal 2025 EBITDA achieved minus (ii) Target Fiscal 2025 EBITDA, and the denominator of which shall equal (a) Maximum Fiscal 2025 EBITDA minus (b) Target Fiscal 2025 EBITDA.

Exhibit D

Following is an example (not actual numbers) of the calculation of whether the net impact of an acquisition on Fiscal 2025 earnings per share (EPS) is positive.

Fiscal 2025
	Methode		Acquired		Methode
	Actual	-	Unit	=	Pro Forma
EBITDA	$ 300,000,000		$ 11,000,000		$ 289,000,000
Depr. & Amor.	$ 50,000,000		$ 1,000,000		$ 49,000,000
Interest expense (income)	$ 5,000,000		$ 200,000		$ 4,800,000
Income before taxes	$ 245,000,000		$ 9,800,000		$ 235,200,000
Income tax (20% eff. tax rate)	$ 49,000,000		$ 1,960,000		$ 47,040,000
Net income	$ 196,000,000		$ 7,840,000		$ 188,160,000
Basic common shares O/S	39,600,866				38,100,866
Shares issued for acquisition	-		1,500,000
Basic EPS	$ 4.95				$ 4.94
Actual > Pro Forma = Accretive
Actual < Pro Forma = Not Accretive

IF " DOCVARIABLE "SWDocIDLocation" 3" = "3" " DOCPROPERTY "SWDocID" 83619190v.4" "" 83619190v.4